                                                                 EXHIBIT 99(a)

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Eagle Bancorp, Inc.


We have audited the accompanying consolidated statements of financial condition of Eagle Bancorp, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eagle Bancorp, Inc. and subsidiary at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



Charleston, West Virginia                          /s/ Ernst & Young LLP
February 23, 1996

                     EAGLE BANCORP, INC. AND SUBSIDIARY

                 Consolidated Statements of Financial Condition
                 (dollars in thousands, except per share data)

                                                    December 31,
                                                 ------------------
                                                   1995      1994
                                                 --------  --------
                  Assets
                  ------
Cash and due from other depository
 institutions................................    $  6,955  $  5,357
Interest-bearing deposits in other
 institutions................................      13,113     6,902
Securities (Note 4):
 Available-for-sale at estimated fair value..       2,412     2,631
 Held-to-maturity (estimated fair value of
  $9,189 and $8,516 at December 31, 1995
  and 1994)..................................       9,134     8,555
                                                 --------  --------
     Securities..............................      11,546    11,186
Loans (Note 5):
 Loans, net..................................     356,107   352,142
 Loans held for sale.........................         345       760
                                                 --------  --------
    Net loans................................     356,452   352,902
Premises and equipment (Note 6)..............       4,191     3,867
Other assets.................................       2,530     2,485
                                                 --------  --------
    Total assets.............................    $394,787  $382,699
                                                 ========  ========

      Liabilities and Stockholders' Equity
      ------------------------------------
Liabilities:
Deposits (Note 7):
 Noninterest-bearing.........................    $ 12,469  $ 10,501
 Interest-bearing............................     287,274   267,162
                                                 --------  --------
    Total deposits...........................     299,743   277,663
Advances from Federal Home Loan Bank of
 Pittsburgh (Note 8).........................      41,597    54,402
Advances by borrowers for taxes and insurance       1,590     1,675
Other liabilities............................       3,845     3,071
                                                 --------  --------
    Total liabilities........................     346,775   336,811
                                                 --------  --------

Commitments and contingencies (Notes 5
 and 14)
Stockholders' equity (Note 15):
 Preferred stock, $.10 par value; 2,500,000
  shares authorized; none issued.............          --        --
 Common stock, $.10 par value; 5,000,000
  shares authorized; 2,729,468 issued
  and outstanding at December 31, 1995
  and 1994...................................         273       273
 Additional paid-in capital..................      11,969    11,969
 Retained earnings...........................      35,770    33,646
                                                 --------  --------
    Total stockholders' equity...............      48,012    45,888
                                                 --------  --------
    Total liabilities and stockholders'
     equity..................................    $394,787  $382,699
                                                 ========  ========


See notes to consolidated financial statements.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                     Consolidated Statements of Operations
                 (dollars in thousands, except per share data)

                                                                                 Year Ended December 31,
                                                                            ----------------------------------
                                                                               1995        1994        1993
                                                                            ----------  ----------  ----------

Interest and dividend income:.............................................
  Loans (Note 5)..........................................................  $   27,928  $   25,334  $   22,979
  Securities..............................................................         895         693         869
  Other interest income...................................................         532         453         271
                                                                            ----------  ----------  ----------
        Total interest and dividend income................................      29,355      26,480      24,119
                                                                            ----------  ----------  ----------

Interest expense:
  Interest on deposits (Note 7)...........................................      13,786      10,522       9,951
  Interest on borrowings..................................................       1,611       1,263          77
                                                                            ----------  ----------  ----------
        Total interest expense............................................      15,397      11,785      10,028
                                                                            ----------  ----------  ----------
        Net interest and dividend income..................................      13,958      14,695      14,091
  Provision for loan losses (Note 5)......................................         245         384         498
                                                                            ----------  ----------  ----------
        Net interest and dividend income after provision for loan losses..      13,713      14,311      13,593
                                                                            ----------  ----------  ----------

Other income:
  Loan servicing charges and late fees....................................         314         277         226
  Service charges on deposit accounts.....................................         411         347         295
  Gains on sales of loans, net............................................       1,012         121         751
  Other...................................................................         399         271         355
                                                                            ----------  ----------  ----------
        Total other income................................................       2,136       1,016       1,627
                                                                            ----------  ----------  ----------

General and administrative expenses:
  Compensation and employee benefits (Notes 9, 10 and 11).................       3,755       3,444       2,999
  Data processing.........................................................         938         767         716
  Federal insurance premiums..............................................         699         632         515
  Premises and occupancy..................................................         618         590         551
  Equipment...............................................................         446         402         348
  Other (Note 12).........................................................       2,144       1,397       1,288
                                                                            ----------  ----------  ----------
        Total general and administrative expenses.........................       8,600       7,232       6,417
                                                                            ----------  ----------  ----------
Income before income taxes................................................       7,249       8,095       8,803
                                                                            ----------  ----------  ----------
Income tax expense (Note 13):
   Current................................................................       2,120       2,002       2,670
   Deferred...............................................................         391         611          42
                                                                            ----------  ----------  ----------
         Total income tax expense.........................................       2,511       2,613       2,712
                                                                            ----------  ----------  ----------

Net income................................................................  $    4,738  $    5,482  $    6,091
                                                                            ==========  ==========  ==========

Net income per common and common equivalent share.........................       $1.74       $2.01       $2.24
                                                                            ==========  ==========  ==========

Common and common equivalent shares.......................................   2,729,468   2,729,468   2,718,930
                                                                            ==========  ==========  ==========


See notes to consolidated financial statements.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity
                 (dollars in thousands, except per share data)

                                                     Additional            ESOP Shares
                                              Common  Paid-In   Retained    Purchased
                                               Stock  Capital   Earnings    with Debt      Total
                                               -----  --------  ---------  ------------  ----------
Balance at January 1, 1993...................   $134  $11,620    $26,710      $(393)       $38,071
Two-for-one stock split May 14, 1993.........    134     (134)        --         --             --
Cash dividends paid $.69 per share...........     --       --     (1,859)        --         (1,859)
Stock options exercised......................      5      483         --         --            488
Reduction in ESOP indebtedness...............     --       --         --        284            284
Net income...................................     --       --      6,091         --          6,091
                                                ----  -------    -------      -----        -------
Balance at December 31, 1993.................    273   11,969     30,942       (109)        43,075
Cash dividends paid $1.01 per share..........     --       --     (2,757)        --         (2,757)
Adjustment to opening retained earnings
  for change in accounting method, net of
  deferred income taxes of $91...............     --       --        178         --            178
Change in unrealized net gains (losses)
  on available-for-sale securities, net of
  deferred income taxes of $102..............     --       --       (199)        --           (199)
Reduction in ESOP indebtedness...............     --       --         --        109            109
Net income...................................     --       --      5,482         --          5,482
                                                ----  -------    -------      -----        -------
Balance at December 31, 1994.................    273   11,969     33,646         --         45,888
Cash dividends paid $1.00 per share..........     --       --     (2,729)        --         (2,729)
Change in unrealized net gains (losses)
   on available-for-sale securities, net of
   deferred income taxes of $59..............     --       --        115         --            115
Net income...................................     --       --      4,738         --          4,738
                                                ----  -------    -------      -----        -------
Balance at December 31, 1995.................   $273  $11,969    $35,770      $  --        $48,012
                                                ====  =======    =======      =====        =======


See notes to consolidated financial statements.

                      EAGLE BANCORP, INC. AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                             (dollars in thousands)

                                                                                 Year Ended December 31,
                                                                             -------------------------------
                                                                                1995       1994       1993
                                                                             ---------   --------   --------
Cash Flows:
  From operating activities:
    Net income.............................................................  $   4,738   $  5,482   $  6,091
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation.........................................................        384        355        316
      Accretion, net of amortization.......................................       (371)      (419)      (528)
      Provision for losses on loans and real estate........................        245        384        575
      Loan fees deferred, net..............................................       (185)       168        472
      Loans originated for sale............................................     (9,438)    (5,360)   (66,389)
      Proceeds from loans sold.............................................     10,053      4,713     50,398
      Gains on sales of loans..............................................     (1,012)      (121)      (751)
      Gains on sales of other assets.......................................        (35)       (46)      (140)
      Deferred income tax expense..........................................        391        611         42
      Change in other assets and other accrued expenses....................        783       (444)        32
                                                                             ---------   --------   --------
         Net cash provided by (used in) operating activities...............      5,553      5,323     (9,882)
  From investing activities:
    Proceeds from maturities of held-to-maturity securities................      4,728         --         --
    Purchase of held-to-maturity securities................................     (5,662)    (3,560)      (448)
    Principal repayments on mortgage-backed securities:
      Available-for-sale...................................................        393        641         --
      Held-to-maturity.....................................................        391      1,002      2,298
    Purchase of marketable equity securities...............................         --         --        (32)
    Proceeds from sale of marketable equity securities.....................         --         --      1,552
    Proceeds from sales of loans...........................................     49,127         --      1,595
    Loans originated less principal repayments.............................    (52,508)   (72,185)   (16,179)
    Purchases of premises and equipment....................................       (890)      (435)      (706)
    Proceeds from sale of land.............................................        211         --         --
                                                                             ---------   --------   --------
         Net cash used in investing activities.............................     (4,210)   (74,537)   (11,920)

  From financing activities:
    Net increase in deposit accounts.......................................     22,085     10,286     30,864
    (Decrease) increase in advances by borrowers for taxes and insurance...        (85)       459        (63)
    Advances from the Federal Home Loan Bank of Pittsburgh.................    316,257    143,832     28,276
    Repayment of advances to the Federal Home Loan Bank of Pittsburgh......   (329,062)   (89,682)   (28,255)
    Dividends paid on common stock.........................................     (2,729)    (2,757)    (1,859)
    Proceeds from exercise of stock options................................         --         --        488
                                                                             ---------   --------   --------
         Net cash provided by financing activities.........................      6,466     62,138     29,451

         Increase (decrease) in cash and cash equivalents..................      7,809     (7,076)     7,649

         Cash and cash equivalents at beginning of year....................     12,259     19,335     11,686
                                                                             ---------   --------   --------

         Cash and cash equivalents at end of year..........................  $  20,068   $ 12,259   $ 19,335
                                                                             =========   ========   ========

See notes to consolidated financial statements.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

          The accounting and reporting policies of Eagle Bancorp, Inc. and subsidiary (Company) conform with generally accepted accounting principles and to general practices within the financial service industry. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. A description of the significant accounting policies is presented below.

     Principles of Consolidation
     ---------------------------

          The consolidated financial statements include the accounts of Eagle Bancorp, Inc. and its wholly-owned subsidiary, First Empire Federal Savings and Loan Association (Association) and its wholly-owned subsidiary, First Empire Federal Services, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

     Cash and Cash Equivalents
     -------------------------

          Cash and cash equivalents include cash and amounts due from other depository institutions and interest-bearing deposits in other institutions.

     Securities
     ----------

          At the time of purchase of securities, management determines their appropriate classification. If, at the time of purchase, management has the intent and the Company has the ability to hold the debt securities until maturity, or on a long-term basis, they are classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts, using a method which approximates the level yield method.

          Securities to be held for indefinite periods of time and not to maturity, or on a long-term basis, are classified as available-for-sale. Beginning January 1, 1994 (See Note 4), retained earnings is adjusted for unrealized holding gains and losses on securities classified as available-for-sale, net of deferred income taxes. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk, and other factors related to interest rate and resultant prepayment risk changes.

     Loans
     -----

          Loans are stated at their unpaid principal balance net of premiums, discounts and allowance for losses on loans. Interest on loans is credited to income as earned and is accrued only if deemed collectible. The Company does not accrue interest or amortize deferred loan fees on loans past due 90 days or more unless the estimated net realizable value of the collateral and active collection efforts provide reasonable assurance of full recovery.
When the accrual of interest is discontinued, accrued but unpaid interest is charged against current year income. A loan is returned to an accruing status when the borrower has performed satisfactorily and the collection of all principal and interest contractually due is no longer in doubt.

     Loans Held for Sale
     -------------------

          Loans held for sale consist of one-to-four family residential loans originated for sale in the secondary market and are carried at the lower of cost or fair value determined on an aggregate basis.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(1)  Summary of Significant Accounting Policies - (Continued)
     --------------------------------------------------------

     Loan Fees and Discounts
     -----------------------

          Loan origination and commitment fees, net of certain loan origination costs, are deferred and recognized over the lives of the related loans as an adjustment of yield.

          Discounts on real estate loans purchased are accreted to income over the estimated remaining maturities of the loans, using a method which approximates the level yield method.

     Allowance for Losses on Loans
     -----------------------------

          The allowance for losses on loans is maintained at a level believed adequate by management to absorb estimated losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an on-going evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, commitments to extend credit, and other relevant factors which management believes warrant recognition in the period.

     Premises and Equipment
     ----------------------

          Premises and equipment are carried at cost less accumulated depreciation. Depreciation is calculated generally using the straight-line method for buildings and an accelerated method for equipment over the estimated useful lives of the related assets of five to fifty years for buildings and improvements and three to fifteen years for equipment.

     Income Taxes
     ------------

          The Company files consolidated state and federal income tax returns. Deferred income taxes are provided for differences between the tax basis of an asset or liability and its reported amount in the financial statements, at the statutory tax rates that will be in effect when the differences are expected to reverse. The Association provides for income taxes on a separate-return basis, and remits to the Company amounts determined to be currently payable.

     Net Income Per Common and Common Equivalent Share
     -------------------------------------------------

          Net income per common and common equivalent share is based on the weighted average number of shares actually outstanding plus the shares that would be outstanding assuming the exercise of dilutive stock options, all of which are considered to be common stock equivalents. At December 31, 1995, 1994 and 1993, there were no outstanding stock options.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(2)  Pending Acquisition
     -------------------

     On August 18, 1995, the Company and United Bankshares, Inc. (United) entered into an Agreement and Plan of Merger, which sets forth the terms and conditions under which the Company will be merged with and into United. As a result of the transaction, shareholders of the Company will receive 1.15 shares of the common stock of United for each share owned. The merger is contingent upon receipt of regulatory and shareholder approvals. It is anticipated that the merger will be consummated in the second quarter of 1996.

(3)  Accounting Change
     -----------------

     In May 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights." Statement 122 amends Statement No. 65, "Accounting for Certain Mortgage Banking Activities," and requires financial institutions to recognize as separate assets rights to service mortgage loans for others, whether those rights were acquired through purchase or through the origination and subsequent sale of loans with servicing rights retained. Institutions are required to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans, based on their relative fair values, if it is practicable to estimate those fair values. Financial institutions are required to periodically assess capitalized servicing rights for impairment based on the fair value of those rights. The Statement is to be applied prospectively, for years beginning after December 15, 1995, with earlier application encouraged.

     The Company adopted Statement 122 effective for its financial statements for the quarter ended June 30, 1995. The impact of adopting the Statement in 1995 was an increase in income before income taxes of approximately $412, representing capitalization of servicing rights on the sale of mortgage loans. The fair value of the capitalized servicing rights was determined based on market prices at the loan sale dates. Adoption of the Statement did not have a material impact on the Company's financial statements for the quarter ended March 31, 1995. Capitalized servicing rights are being amortized over the period of estimated net servicing income, and are assessed for impairment periodically, based on their fair values. The loans are aggregated by interest rate and other terms for purposes of measuring impairment. All servicing rights capitalized in 1995 represented the rights to service fixed-rate conventional loans. At December 31, 1995, a valuation allowance was not necessary for capitalized mortgage servicing rights.

(4)  Securities
     ----------

     A summary of securities is as follows:


                                          Available-for-Sale Securities
                                  ----------------------------------------------
                                            Gross         Gross       Estimated
                                          Unrealized    Unrealized       Fair
December 31, 1995                  Cost     Gains         Losses        Value
- -----------------                  ----   ----------    ----------    ----------
Mortgage-backed securities......  $2,270     $142          $ --         $2,412
                                  ======     ====          ====         ======

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(4)  Securities - (Continued)
     ------------------------

                                                  Held-to-Maturity Securities
                                        -----------------------------------------------
                                                   Gross         Gross       Estimated
                                                 Unrealized    Unrealized       Fair
     December 31, 1995                   Cost      Gains         Losses        Value
     -----------------                  ------   ----------    ----------    ----------
     U. S. Government obligation......  $1,003      $ 1            $--         $1,004
     Agency obligations...............   2,748        8             --          2,756
     Corporate debt...................     855       15             --            870
     Federal Home Loan Bank stock.....   3,501       --             --          3,501
     Mortgage-backed securities.......   1,027       32              1          1,058
                                        ------       --            ---         ------
                                        $9,134      $56            $ 1         $9,189
                                        ======      ===            ===         ======

     The U.S. government obligation is scheduled to mature in 1996 and has a weighted-average yield of 8.9%. The agency obligations are scheduled to mature as follows: $498 in 1996 with a weighted-average yield of 7.5% and $2,250 over one year through five years with a weighted-average yield of 6.7%. The corporate debt obligations are scheduled to mature in 1996 and have a weighted-average yield of 6.5%. Expected maturities of the agency obligations may differ from contractual maturities because the issuer may have the right to call or prepay obligations.



                                                Available-for-Sale Securities
                                       ----------------------------------------------
                                                  Gross         Gross       Estimated
                                                Unrealized    Unrealized       Fair
     December 31, 1994                  Cost      Gains         Losses        Value
     -----------------                  ------  ----------    ----------    ----------
     Mortgage-backed securities......   $2,663      $--          $32          $2,631
                                        ======      ===          ===          ======


                                                  Held-to-Maturity Securities
                                        -----------------------------------------------
                                                   Gross         Gross       Estimated
                                                 Unrealized    Unrealized       Fair
     December 31, 1994                   Cost      Gains         Losses        Value
     -----------------                  ------   ----------    ----------    ----------
     U. S. Government obligation......   $1,012      $ 3          $--          $1,015
     Agency obligations...............    1,993       --           10           1,983
     Corporate debt...................    1,274       --            5           1,269
     Federal Home Loan Bank stock.....    2,776       --           --           2,776
     Mortgage-backed securities.......    1,500        9           36           1,473
                                         ------      ---           --          ------
                                         $8,555      $12          $51          $8,516
                                         ======      ===          ===          ======

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(5) Loans
    -----

   A summary of loans is as follows:


                                                     December 31,
                                                  ------------------
                                                    1995     1994
                                                  --------  --------
   Real estate loans:
   One-to-four unit residential.................  $338,227  $339,690
   One-to-four unit residential, held for sale..       345       760
                                                  --------  --------
   Total one to four unit residential...........   338,572   340,450
   One-to-four unit residential construction,
    net.........................................       576       604
   Commercial real estate.......................    16,400    11,536
                                                  --------  --------
                                                   355,548   352,590
   Consumer loans...............................     4,379     4,062
                                                  --------  --------
                                                   359,927   356,652
                                                  --------  --------
   Less:
   Net discount.................................       253       172
   Deferred loan fees...........................       694     1,282
   Allowance for losses on loans................     2,528     2,296
                                                  --------  --------
                                                     3,475     3,750
                                                  --------  --------
                                                  $356,452  $352,902
                                                  ========  ========

   The Company primarily originates one-to-four family residential loans within West Virginia. The Company's general policy is to lend up to 80% of the appraised value of the property securing the loan, unless the borrower obtains private mortgage insurance on the portion of the principal amount of the loan that exceeds 80% of the property's appraised value.

   Non-performing loans consisted of:


                                                     December 31,
                                                  ------------------
                                                    1995      1994
                                                  --------  --------
   Non-accrual loans...........................     $1,364    $  986
   Accruing loans which are 90 days or more
    delinquent.................................        537       548
                                                    ------    ------
                                                    $1,901    $1,534
                                                    ======    ======

   The amount of interest income that would have been recorded on non-accrual loans if they had been current was $151, $152 and $174 for the years ended December 31, 1995, 1994 and 1993. The amounts included in income for the respective periods were $61, $73 and $79.

   A summary of activity in the allowance for losses on loans is as follows:

                                                 Year Ended December 31,
                                                 ------------------------
                                                  1995     1994     1993
                                                 ------   ------   ------

    Balance, beginning of year...............    $2,296   $1,960   $1,533
    Provision for loan losses................       245      384      498
    Charge-offs..............................       (17)     (54)     (73)
    Recoveries...............................         4        6        2
                                                 ------   ------   ------
    Balance, end of year.....................    $2,528   $2,296   $1,960
                                                 ======   ======   ======

    The Company serviced loans for the benefit of others aggregating approximately $99,685, $57,150, and $64,503 at December 31, 1995, 1994 and 1993.
These loans are not included in the consolidated financial statements.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(5) Loans - (Continued)
    -------------------

    Loan commitments at December 31, 1995 were approximately $3,493 and $710 for fixed and adjustable-rate real estate loans. Interest rates on the fixed-rate commitments ranged from 7.5% to 8.5%, and interest rates on the adjustable-rate commitments ranged from 6.4% to 7.3%. At December 31, 1995, the Company had outstanding commitments to fund line of credit equity loans in the amount of $4,699. These commitments were approved under the Company's established underwriting standards. It is the opinion of management that the funding of these commitments will not result in any material losses.

    In May 1993, the FASB issued Statement of Financial Accounting
Standards No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan
- - Income Recognition and Disclosures." The Statements require that certain impaired loans be measured based on the present value of expected future cash flows, discounted at the effective interest rate of the loan, or, as a practical expedient, the loan may be valued at the fair value of the collateral if the loan is collateral dependent. The Company adopted the Statements as of January 1, 1995. Adoption of the Statements did not have a material effect on the Company. Impaired loans at December 31, 1995, average investment in impaired loans during 1995 and the interest income recognized on impaired loans for the year then ended were immaterial to the financial statements of the Company.

(6) Premises and Equipment
    ----------------------

    A summary of premises and equipment is as follows:

                                                      December 31,
                                                   -----------------
                                                     1995     1994
                                                   -------  --------

    Land........................................    $  482    $  657
    Buildings and leasehold improvements........     4,667     4,162
    Furniture, fixtures and equipment...........     2,896     2,594
                                                    ------    ------
                                                     8,045     7,413
    Less accumulated depreciation...............     3,854     3,546
                                                    ------    ------
                                                    $4,191    $3,867
                                                    ======    ======

(7) Deposits
    --------

    A summary of deposits is as follows:

                                                          December 31,
                                          -----------------------------------------
                                                  1995                  1994
                                          -------------------   -------------------
                                                     Weighted              Weighted
                                                      Average               Average
                                            Amount     Rate      Amount      Rate
                                          ---------  --------   --------   --------
    Noninterest-bearing deposits.........  $ 12,469      --%    $ 10,501       --%
    Interest-bearing deposits:
    Passbook savings and club accounts...    58,519    3.00       82,641     3.75
    NOW accounts.........................    15,012    2.05       16,184     2.74
    Money market accounts................    22,418    3.39       30,685     3.42
    Time certificates....................   191,325    5.64      137,652     4.83
                                           --------             --------
                                           $299,743             $277,663
                                           ========             ========

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(7) Deposits - (Continued)
    ----------------------
    A summary of interest rates on time certificates of deposit is as follows:

                                                              December 31, 1995
                                                              -----------------
    3.00 - 3.99%..........................................         $    272
    4.00 - 4.99...........................................           24,721
    5.00 - 5.99...........................................          108,911
    6.00 - 6.99...........................................           48,732
    7.00 - 7.99...........................................            6,679
    8.00 - 8.99...........................................            1,096
    9.00 and above........................................              914
                                                                   --------
                                                                   $191,325
                                                                   ========


    Scheduled maturities of time certificates of deposit are as follows:

                                                              December 31, 1995
                                                              -----------------
    1996.................................................           $153,006
    1997.................................................             29,708
    1998.................................................              3,096
    1999 and thereafter..................................              5,515
                                                                    --------
                                                                    $191,325
                                                                    ========


    Interest expense by deposit category is as follows:

                                                  Year Ended December 31,
                                                 -------------------------
                                                  1995     1994     1993
                                                 -------  -------  -------

    Passbook savings and club accounts.........  $ 2,338  $ 3,334   $ 2,811
    NOW and money market accounts..............    1,218    1,770     1,941
    Time certificates..........................   10,230    5,418     5,199
                                                 -------  -------   -------
                                                 $13,786  $10,522   $ 9,951
                                                 =======  =======   =======

    The Company paid $10,790, $8,919 and $7,297 in interest on deposits and borrowings for the years ended December 31, 1995, 1994 and 1993.

(8) Advances from Federal Home Loan Bank of Pittsburgh
    --------------------------------------------------

    A summary of advances from the Federal Home Loan Bank (FHLB) of Pittsburgh is as follows:

                                                                                          December 31,
                                                                                ----------------------------------
                                                                                    1995                 1994
                                                                                ----------------   ---------------
                                                                                        Interest           Interest
                                                                    Maturity    Amount    Rate     Amount    Rate
                                                                    --------    -------  -------   -------   ----
    Other short-term........................................          1996      $41,000   5.85%    $21,500    6.10%
    Affordable-Housing advances.............................      After 10 yrs      597   3.40         402    3.79
    Flexline................................................            --           --     --      32,500    5.94
                                                                                -------            -------
                                                                                $41,597            $54,402
                                                                                =======            =======

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(8)  Advances from Federal Home Loan Bank of Pittsburgh -(Continued)
     ---------------------------------------------------------------

     All advances from the FHLB of Pittsburgh are secured by single-family mortgages. The Flexline is a floating-rate advance that may be repaid at any time. Affordable-Housing advances were obtained under FHLB programs designed to provide mortgage funds to low and moderate income borrowers. The maximum amount of short-term borrowings outstanding at any month-end during 1995 approximated $55.4 million. The combined average balance of short-term and Flexline borrowings for 1995 and 1994 approximated $28.1 million and $27.5 million, respectively. The combined weighted-average interest rate for the short-term and Flexline borrowings for 1995 and 1994 approximated 5.73% and 4.59%, respectively.

(9)  Employee Stock Ownership Plan
     -----------------------------

     The Company has established an Employee Stock Ownership Plan (ESOP) for employees age twenty-one or older who have completed at least one year of credited service with the Company or its subsidiary. Contributions to the ESOP, which are at the discretion of the Board of Directors, are allocated among the employee participants on the basis of the ratio of their compensation to the total compensation paid to all eligible participants who are to receive an allocation for the year.

(10) Employee Pension and Profit Sharing Plans
     -----------------------------------------

     The Company has a qualified defined benefit pension plan covering all full-time employees who are at least twenty and one-half years old and have completed six months of service on the plan's anniversary date. Benefits under the plan are generally based upon base pay for the highest five consecutive years of the latest ten years of service. The Company's funding policy is to contribute annually the amount deductible for tax purposes. Plan assets consist of a group investment contract which includes investments in annuities, money market funds, marketable securities, real estate and mortgages.

     The following tables set forth the plan's funded status and amounts recognized in the Company's Consolidated Statements of Financial Condition and
Operations:


                                                                           December 31,
                                                                        ------------------
                                                                          1995      1994
                                                                        --------  --------

     Actuarial present value of:
     Vested benefits...............................................        $2,490   $1,872
     Nonvested benefits............................................            56       37
                                                                           ------   ------
     Accumulated benefit obligation................................         2,546    1,909
     Provision for future salary increases.........................         1,273      883
                                                                           ------   ------
     Projected benefit obligation..................................         3,819    2,792
     Plan assets at fair value.....................................         3,208    2,805
                                                                           ------   ------
     Funded status.................................................          (611)      13
     Unrecognized net asset........................................           (47)     (50)
     Prior service cost not yet recognized in net periodic
      pension cost.................................................            23       25
     Unrecognized loss (gain) from past experience different from
      that assumed and effects of changes in assumptions...........           255     (309)
                                                                           ------   ------
     Accrued pension cost included in other liabilities............        $ (380)  $ (321)
                                                                           ======   ======


                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(10) Employee Pension and Profit Sharing Plans - (Continued)
     -------------------------------------------------------

                                                                          Year Ended December 31,
                                                                          ------------------------
                                                                           1995     1994     1993
                                                                          ------   ------   ------
     Net periodic pension cost included the following components:
     Service cost..................................................        $ 165    $ 202   $ 156
     Interest cost.................................................          200      187     179
     Actual (return) loss on plan assets...........................         (380)     107    (272)
     Net amortization and deferral.................................          155     (337)     91
                                                                           -----    -----   -----
     Net periodic pension cost.....................................        $ 140    $ 159   $ 154
                                                                           =====    =====   =====

                                                                               December 31,
                                                                         ------------------------
                                                                          1995     1994     1993
                                                                         ------   ------   ------
     Major assumptions:
     Discount rate.................................................        6.25%    7.25%   5.75%
     Rate of increase in future compensation levels................        5.26     5.19    5.40
     Expected long-term rate of return on plan assets..............        7.75     7.75    7.75


     The Company has a discretionary profit sharing plan that covers all employees who have completed twelve months of service and have worked 1,000 hours of service prior to the plan anniversary date. Contributions to the plan are at the discretion of the Board of Directors. Contributions of $87, $82 and $50 were made for each of the years ended December 31, 1995, 1994 and 1993.


(11) Stock Incentive Plan
     --------------------

     The Company has a Stock Option and Stock Appreciation Rights Plan
(Stock Incentive Plan). The Stock Incentive Plan was adopted by the Company's Board of Directors (Board) in 1988 and will continue in effect until 1998 unless earlier terminated by the Board.

     Pursuant to the Stock Incentive Plan, 55,000 shares of Common Stock have been reserved for issuance by the Company upon exercise of options or stock appreciation rights to officers and other key employees of the Company. Options granted under the Stock Incentive Plan may be incentive stock options or non-qualified options. The Stock Incentive Plan also provides for the granting of stock appreciation rights. As of December 31, 1995, there were no stock options or stock appreciation rights granted and outstanding.

     The Company has elected to follow Accounting Principles Board Opinion
No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options, as opposed to the alternative fair value method, using option pricing models, provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation." Because there were no outstanding options or stock appreciation rights at December 31, 1995, net income and net income per share would not change from that disclosed if computed under the fair value methods of Statement 123.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(12) Other General and Administrative Expenses
     -----------------------------------------

     Major components of other general and administrative expenses are as follows:


                                                               Year Ended December 31,
                                                              -------------------------
                                                               1995     1994     1993
                                                              ------   ------   -------
     Advertising and promotion.............................   $  355   $  284   $  282
     Professional and legal................................      753      252      234
     Supplies and postage..................................      329      289      224
     Other.................................................      707      572      548
                                                              ------   ------   ------
                                                              $2,144   $1,397   $1,288
                                                              ======   ======   ======

(13) Federal and State Income Taxes
     ------------------------------

     The components of income tax expense are as follows:

                                                              Year Ended December 31,
                                                              -----------------------
                                                               1995     1994    1993
                                                              ------   ------  ------

     Federal...............................................   $2,488   $2,587  $2,615
     State.................................................       23       26      97
                                                              ------   ------  ------
                                                              $2,511   $2,613  $2,712
                                                              ======   ======  ======

     Savings and loan associations are required to provide a deferred tax liability for bad debt reserves for tax purposes that arose in years beginning after December 31, 1987, and to recognize a deferred tax benefit for the allowance for losses on loans recorded in the financial statements. In accordance with generally accepted accounting principles, the Company has not provided a deferred tax liability for its statutory bad debt reserve arising prior to December 31, 1987. At current tax rates, approximately $3,000 of deferred tax liabilities would have been provided for such reserves.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(13) Federal and State Income Taxes - (Continued)
     --------------------------------------------

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts of those assets and liabilities for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                     December 31,
                                                  -----------------
                                                    1995     1994
                                                  --------  -------

     Deferred Tax Assets:
     Allowance for losses on loans.............    $  859   $  799
     Deferred loan fees........................        --       16
     Employee benefit accruals.................       167      166
     Basis difference of assets acquired in
      non-taxable transaction..................       164      187
     Other, net................................        --       23
                                                   ------   ------
       Total deferred tax assets...............     1,190    1,191
                                                   ------   ------

     Deferred Tax Liabilities:
     Statutory tax bad debt reserves...........       840      712
     Loan discount income......................        28       39
     Premises and equipment....................       141      131
     Deferred loan fees........................       143       --
     Mortgage servicing rights.................       131       --
     Other, net................................        47       --
                                                   ------   ------
       Total deferred tax liabilities..........     1,330      882
                                                   ------   ------
     Net deferred tax (liabilities) assets.....    $ (140)  $  309
                                                   ======   ======

     The following is a reconciliation of income tax expense at the statutory federal income tax rate of 34% to actual tax expense:

                                                                      Year Ended December 31,
                                                                      -----------------------
                                                                       1995     1994    1993
                                                                      ------   ------  ------

     Tax expense computed at statutory rate on income before taxes...  $2,465  $2,752  $2,993
     State taxes, net of federal tax benefit.........................      15      17      64
     Other, net......................................................      31    (156)   (345)
                                                                       ------  ------  ------
     Income tax expense..............................................  $2,511  $2,613  $2,712
                                                                       ======  ======  ======

     Savings and loan associations that meet certain definitional tests and other conditions prescribed by the Internal Revenue Code are permitted a bad debt deduction computed as a percentage of taxable income before such deduction. The applicable percentage was 8% for 1995, 1994 and 1993.

     The cumulative amount of statutory bad debt reserves resulting from such deductions constitutes a restriction, for tax purposes, of the use of retained earnings. Approximately $11.3 million of retained earnings is so restricted as of December 31, 1995. If any portion of this amount is used other than to absorb loan losses, the amount will be subject to federal income tax at the then prevailing corporate tax rates.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(13) Federal and State Income Taxes - (Continued)
     --------------------------------------------

     In 1993, the Company reduced its federal income tax liability by $267 as a result of tax deductible compensation expense from the exercise of non-qualified stock options. The tax benefits were recorded in additional paid-in capital as additional proceeds from the exercise of the options.

     The Company made income tax payments of $2,283, $2,110 and $2,425 during the years ended December 31, 1995, 1994, and 1993.

(14) Commitments and Contingencies
     -----------------------------

     In the normal course of business, the Company and its subsidiary are involved in various legal proceedings. In the opinion of management, such proceedings will not materially impact the financial condition of the Company.

(15) Stockholders' Equity and Regulatory Capital
     -------------------------------------------

     The primary source of dividends paid by the Company is accumulated dividends from the Association. The Association can pay cash dividends to the Company in an amount up to 100% of its current year's net income on a cumulative basis, so long as the Association's tangible equity capital to liabilities ratio, prior and subsequent to any dividend payment, remains at or above 8%. If such ratio is below 8%, the Association will not, without the prior approval of the Office of Thrift Supervision (OTS), be permitted to declare or pay a cash dividend on its capital stock in an amount in excess of one-half of the greater of its net income for the current year or the average of its net income for the current year and not more than the two immediately preceding years.

     In addition to the foregoing, earnings of the Association appropriated to bad debt reserves and deducted for federal income tax purposes are not available for payment of cash dividends or other distributions to the Company without payment of taxes at the then current tax rate by the Association on the amount of earnings deemed removed from the reserves for such distribution. See
Note 13 to the Consolidated Financial Statements.

     The Association is required to maintain specified amounts of capital pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA) and regulations thereunder. Savings associations are required to maintain tangible capital (stockholders' equity less goodwill) amounting to not less than 1.5% of total assets and core capital (tangible capital plus 90% of purchased mortgage servicing rights and, subject to limitations, qualifying supervisory goodwill) amounting to not less than 3% of total assets. In addition, savings associations are required to maintain risk-based capital in an amount equal to 8.0% of total assets and off-balance sheet instruments, as adjusted to reflect their relative credit risks. At December 31, 1995, the Association's tangible and core capital amounted to $35.2 million or 8.9% of total assets, which exceeded applicable requirements by $29.2 and $23.3 million, respectively. The Association's risk-based capital at December 31, 1995 amounted to $37.5 million or 17.2% of total risk-based assets of $218.3 million, which exceeded applicable requirements by $20.0 million.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(16) Eagle Bancorp, Inc. (Parent Company Only) Condensed Financial Information
     -------------------------------------------------------------------------

                                                           December 31,
                                                        -----------------
                                                          1995     1994
                                                        -------   -------
     Statements of Financial Condition
     ---------------------------------
     Assets
     Cash on deposit with subsidiary...............     $13,136   $15,961
     Investment in subsidiary......................      35,305    29,903
     Other assets..................................          33        40
                                                        -------   -------
       Total assets................................     $48,474   $45,904
                                                        =======   =======

     Liabilities and stockholders' equity
     Other liabilities.............................     $   462   $    16
     Stockholders' equity..........................      48,012    45,888
                                                        -------   -------
       Total liabilities and stockholders' equity..     $48,474   $45,904
                                                        =======   =======

                                                                         Year Ended December 31,
                                                                        -------------------------
                                                                          1995     1994     1993
                                                                        -------   -------  -------
     Statements of Operations
     ------------------------
     Dividends from subsidiary......................................    $    --   $    --  $ 4,000
     Operating expenses.............................................        582       119      108
                                                                        -------   -------  -------
     (Loss) income before income taxes and equity in undistributed
      earnings of subsidiary........................................       (582)     (119)   3,892
     Income tax (benefit) expense...................................        (33)      (40)     230
                                                                        -------   -------  -------
     (Loss) income before equity in undistributed earnings of
      subsidiary....................................................       (549)      (79)   3,662
     Equity in undistributed earnings of subsidiary.................      5,287     5,561    2,429
                                                                        -------   -------  -------
     Net income.....................................................    $ 4,738   $ 5,482  $ 6,091
                                                                        =======   =======  =======


                                                                         Year Ended December 31,
                                                                        -------------------------
                                                                          1995     1994     1993
                                                                        -------   -------  -------
     Statements of Cash Flows
     ------------------------
     Cash Flows:
     From operating activities:
     Net income.....................................................    $ 4,738   $ 5,482  $ 6,091
       Adjustments to reconcile net income to net cash provided by operating activities:
       Net change in other assets and other liabilities.............        453         1        5
       Equity in undistributed earnings of subsidiary...............     (5,287)   (5,561)  (2,429)
                                                                        -------   -------  -------
       Net cash (used in) provided by operating activities..........        (96)      (78)   3,667
     From financing activities:
      Dividends paid on common stock................................     (2,729)   (2,757)  (1,859)
      Net proceeds from exercise of stock options...................         --        --      488
                                                                        -------   -------  -------
      Net cash used in financing activities.........................     (2,729)   (2,757)  (1,371)
      (Decrease) increase in cash...................................     (2,825)   (2,835)   2,296
      Cash at beginning of year.....................................     15,961    18,796   16,500
                                                                        -------   -------  -------
      Cash at end of year...........................................    $13,136   $15,961  $18,796
                                                                        =======   =======  =======


                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(17) Fair Values of Financial Instruments
     ------------------------------------

     FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be sustained by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and interest-bearing deposits approximate those assets' fair values.

     Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans: The fair values for one-to-four family residential mortgage loans and other consumer loans are estimated using discounted cash flow analyses using yields from similar products in the secondary market, adjusted for the specific characteristics of the Company's portfolio. The fair values for commercial real estate are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit worthiness. The fair values of loans held for sale are based on quoted market prices of comparable instruments. The carrying amount of accrued interest approximates its fair value.

     Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and noninterest-bearing checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Off-balance-sheet instruments: Fair values for the Company's off-balance-sheet instruments (lending commitments and unused lines of credit) are based on their carrying values, taking into account the remaining terms and conditions of the agreements.

     Borrowings: The fair values of the Company's borrowings (other than deposits) are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                       EAGLE BANCORP, INC. AND SUBSIDIARY

                             (dollars in thousands)


(17) Fair Values of Financial Instruments - (Continued)
     --------------------------------------------------

     The carrying amounts and estimated fair values of financial instruments are as follows:


                                                  December 31,
                                  -------------------------------------------
                                         1995                   1994
                                  ---------------------  --------------------
                                  Carrying   Estimated   Carrying  Estimated
                                   Amount    Fair Value   Amount   Fair Value
                                  ---------  ----------  --------  ----------

     Cash and cash equivalents..   $ 20,068    $ 20,068  $ 12,259  $ 12,259
     Securities.................     11,546      11,601    11,186    11,147
     Loans......................    356,452     360,120   352,902   336,167
     Deposits...................    299,743     300,588   277,663   276,727
     Advances from FHLB.........     41,597      41,547    54,402    54,312

                      EAGLE BANCORP, INC. AND SUBSIDIARY

                            (dollars in thousands)

(18) Selected Quarterly Financial Data (Unaudited)
     ---------------------------------------------

     The following table sets forth the Company's quarterly results of operations for the years ended December 31:

           1995                    1st Quarter  2nd Quarter  3rd Quarter  4th Quarter
           ----                    -----------  -----------  -----------  -----------
Interest and dividend income...     $7,365        $7,450       $7,209       $7,332
Interest expense...............      3,743         3,982        3,726        3,946
                                    ------        ------       ------       ------
Net interest income............      3,622         3,468        3,483        3,386
Provision for loan losses......         70            60           55           60
Gains on sales of loans, net...         34           288          638           52
Other income...................        262           280          286          296
Other expense..................      1,964         1,930        2,150        2,557
                                    ------        ------       ------       ------
Income before taxes............      1,884         2,046        2,202        1,117
Income taxes...................        616           640          688          567
                                    ------        ------       ------       ------
Net income.....................     $1,268        $1,406       $1,514       $  550
                                    ======        ======       ======       ======

Net income per share...........     $  .46        $  .52       $  .55       $  .21
Dividends paid.................        .44           .14          .14          .28
Market range:
  High bid.....................      28.00         28.00        31.00        31.25
  Low bid......................      28.00         28.00        29.00        31.00

           1994
           ----
Interest and dividend income...     $6,047        $6,444       $6,878       $7,111
Interest expense...............      2,566         2,788        3,066        3,365
                                    ------        ------       ------       ------
Net interest income............      3,481         3,656        3,812        3,746
Provision for loan losses......        105           105           93           81
Gains on sales of loans, net...         33            60            7           21
Other income...................        216           216          229          234
Other expense..................      1,731         1,742        1,808        1,951
                                    ------        ------       ------       ------
Income before taxes............      1,894         2,085        2,147        1,969
Income taxes...................        627           613          670          703
                                    ------        ------       ------       ------
Net income.....................     $1,267        $1,472       $1,477       $1,266
                                    ======        ======       ======       ======

Net income per share...........     $  .46        $  .54       $  .54       $  .47
Dividends paid.................        .59           .14          .14          .14
Market range:
  High bid.....................      28.00         28.00        28.00        28.00
  Low bid......................      27.00         28.00        27.00        26.00